UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) March 30, 2011
Volkswagen Auto Lease/Loan Underwritten Funding, LLC
VW Credit Leasing, Ltd.
Volkswagen Auto Loan Enhanced Trust 2011-1
(Exact Names of Depositor/Co-Registrant/Issuing Entity as Specified in their Charters)
Delaware
(State or Other Jurisdiction of Incorporation)

333-160515	11-3650483
333-160515-01	38-6738618

(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

2200 Ferdinand Porsche Drive Herndon, VA	20171

(Address of Principal Executive Offices)	(Zip Code)
(703) 364-7000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K re: transaction documents

Item 8.01. Other Events.
     The Registrant and Co-Registrant are filing the exhibits listed in Item 9.01(d) below in connection with the issuance of the of Class A-1 0.28830% Auto Loan Asset Backed Notes, Class A-2 0.67% Auto Loan Asset Backed Notes, Class A-3 1.22% Auto Loan Asset Backed Notes and Class A-4 1.98% Auto Loan Asset Backed Notes (the “Notes”) by Volkswagen Auto Loan Enhanced Trust 2011-1 described in the Final Prospectus Supplement dated March 22, 2011.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit
No.	Document Description
4.1	Indenture, dated as of March 30, 2011, between Volkswagen Auto Loan Enhanced Trust 2011-1 (the “Issuer”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).

10.1	Purchase Agreement, dated as of March 30, 2011, between VCI and VALU Funding.

10.2	Sale and Servicing Agreement, dated as of March 30, 2011, among the Issuer, VALU Funding, VCI and the Indenture Trustee.

10.3	Administration Agreement, dated as of March 30, 2011, among the Issuer, VCI as administrator, and the Indenture Trustee.

10.4	Amended and Restated Trust Agreement, dated as of March 30, 2011, between VALU Funding, Citibank, N.A., not in its individual capacity but solely as owner trustee (the “Owner Trustee”) for the Issuer, and Citigroup Trust — Delaware, National Association as issuer Delaware trustee.
Form 8-K re: transaction documents

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2011	VOLKSWAGEN AUTO LOAN ENHANCED TRUST 2011-1
	By:	VW Credit, Inc., as Servicer

	By:	/s/ Martin Luedtke
		Name:	Martin Luedtke
		Title:	Treasurer

	By:	/s/ Lawrence S. Tolep
		Name:	Lawrence S. Tolep
		Title:	Assistant Treasurer

Form 8-K re: transaction documents